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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         MARCH 30, 2000 (MARCH 17, 2000)
                Date of Report (Date of earliest event reported)

                           ELECTRONIC PROCESSING, INC.
             (Exact name of Registrant as specified in its charter)

        MISSOURI                     0-22081                   48-1056429
(State or other jurisdiction  (Commission File Number)      (IRS Employer
   of incorporation)                                     Identification Number)

                                501 KANSAS AVENUE
                              KANSAS CITY, KS 66105
                    (Address of principal executive offices)

                                 (913) 321-6392
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 17, 2000, the Registrant acquired certain assets from PHiTECH, Inc. ("PHiTECH") of San Francisco, California. The aggregate purchase price of PHiTECH was $6,250,000, of which $1,000,000 is deferred and the remainder was paid by the Registrant from its existing cash and investments and $3,500,000 of borrowings on the Registrant's line of credit. Approximately $900,000 of the purchase price was used to pay PHiTECH shareholder notes, lines of credit and certain other PHiTECH liabilities. The Registrant formed a new subsidiary on March 17, 2000, EPICAL Systems, Inc.; all transactions related to the PHiTECH business will flow through the new subsidiary.

         PHiTECH is an innovative developer of software tools for B2B (business-to-business) e-commerce and enterprise-wide open file delivery. PHiTECH's current DATA EXPRESS product leverages Compaq Nonstop-TM- technology to help corporate customers secure, format and automatically route data in a fault tolerant environment over the Internet and private networks using a wide variety of web-based and legacy communications protocols. The DATA EXPRESS product family includes a core data transmission/receiving engine, a real-time communications management console, a powerful data reformatting tool and an advanced suite of security and scheduling functions required for enterprise-class implementations. PHiTECH provides value-added services including systems integration, consulting and end-user education. Today, several of the largest U.S. banking companies have already adopted PHiTECH's technologies for e-business and financial services. In 1999, PHiTECH had unaudited revenues from DATA EXPRESS licensing, maintenance and other services of $2.1 million, an approximate 60% increase compared to 1998.

         EPICAL Systems Inc. is expected to release JDX - a new, next generation Java-TM--based product available for delivery in late 2000. The new product would be offered as a library of reusable software components that can be integrated into third-party systems and as a finished application intended to complement DATA EXPRESS, which is a recognized market leader in open file delivery technology. The Registrant will provide additional capital to finalize the development and rollout of JDX

         The assets acquired by the Registrant from PHiTECH include all current assets; computer software; trademarks, tradenames and logos associated with PHiTECH and DATAEXPRESS; all equipment, inventory, furniture, fixtures, computers and other similar personal property; contracts, service agreements, leases of real property and other agreements; all customer lists, books and records, files, documentation, permits, licenses, and other intangible assets; and all product inventory, promotional material inventory, plates, designs, artwork and screen shots relating to the Business. The Registrant is assuming certain contracts, accounts payable, repayment obligations of PHiTECH under its lines of credit (paid at closing), shareholders' notes payable (paid at closing) and certain other liabilities.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) AND (b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS.

         The financial statements required by Items 7(a) and (b) of Form 8-K will be filed by the Registrant on or before May 30, 2000.

         (c)      EXHIBITS.

         The following exhibits are filed herewith:

         10.1 Asset Purchase Agreement dated as of March 3, 2000, between Electronic Processing, Inc. and PHiTECH, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ELECTRONIC PROCESSING, INC.

Date:  March 30, 2000

                                         By:   /s/   TOM W. OLOFSON
                                            ------------------------------------
                                         Name: Tom W. Olofson
                                         Title Chairman of the Board, Chief
                                               Executive Officer, and Director

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